FILED#  C1580799
JUN  25  1999                 ARTICLES  OF  INCORPORATION
IN  THE  OFFICE  OF                     OF
DEAN  HELLER               MERLIN  SOFTWARE  TECHNOLOGIES  INC.
DEAN  HELLER
SECRETARY  OF  STATE
                                    ARTICLE I

     The name of the corporation is Merlin Software Technologies Inc. (the "Corporation").

                                   ARTICLE 11

     The amount of total authorized capital stock which the Corporation shall have authority to Issue is 50,000,000 shares of common stock, each with $0.001 par value, and 1,000,000 shares of preferred stock, each with $0.01 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.1 95), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

                                   ARTICLE III

     The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation except as otherwise provided in the Bylaws, these Articles of Incorporation or by the laws of the State of Nevada. The number of members of the Board of Directors shall be set in accordance with the Company's Bylaws; however, the initial Board of Directors shall consist of three members. The names and addresses of the persons who shall serve as the directors until the first annual meeting of stockholders and until their successors are duly elected and qualified are as follows:

Name                                               Address
------------                                       -------
Robert Heller                                1912  Ironwood  Court
                                             Vancouver, B.C.  V3H 4C3
                                             Canada

Gary C. Heller                               1409  N.  Cove  Blvd.
                                             Longwood,  FL  32750

Shelley Montgomery                           101  Esplanade  Ave.
                                             West  Vancouver,  B.C.  V7T  1G2
                                             Canada

                                   ARTICLE IV

     The name and address of the incorporator of the Corporation is Lori Ann Y. Fujioka, 3333 Quebec Street, Suite 9000, Denver, Colorado 80207.

                                    ARTICLE V

     To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.037), as the same now exists or may hereafter be amended or supplemented, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for damages for breach of fiduciary duty as a director or officer.

                                   ARTICLE VI

     The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, employee, or agent of, on in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                                   ARTICLE VII

     The owners of shares of stock of the Corporation shall not have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares.

                                  ARTICLE VIII

     Only the shares of capital stock of the Corporation designated at issuance as having voting rights shall be entitled to vote at meetings of stockholders of the Corporation, and only stockholders of record of shares having voting rights shall be entitled to notice of and to vote at meetings of stockholders of the Corporation.

                                   ARTICLE IX

     The initial resident agent of the Corporation shall be the Corporation Trust Company of Nevada, whose street address is 1 East 1st Street, Reno, Nevada 89501.

                                    ARTICLE X

     The provisions of NRS 78.378 to 78.3793 inclusive, shall not apply to the Corporation.

                                   ARTICLE XI

     The purposes for which the Corporation is organized and its powers are as follows:

          To  engage  in  all  lawful  business-,  and

          To  have,  enjoy,  and  exercise  all  of  the  rights,  powers,  and

          To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Nevada law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

                                   ARTICLE XII

     One-third of the votes entitled to be cast on any matter by each shareholder voting group entitled to vote on a matter shall constitute a quorum of that voting group for action on that matter by shareholders.

                                  ARTICLE XIII

     The holder of a bond, debenture or other obligation of the Corporation may have any of the rights of a stockholder in the Corporation to the extent determined appropriate by the Board of Directors at the time of issuance of such bond, debenture or other obligation.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 23rd day of June, 1999.


By:     [LORI  ANN  Y.  FUJIOKA]
        ------------------------
     Lori  Ann  Y.  Fujioka,  Incorporator

STATE  OF  HAWAII               )
CITY  AND                       )  ss.
COUNTY  OF  HONOLULU            )

     Personally appeared before me this 23rd day of June, 1999, Lori Ann Y. Fujioka, who, being first duly sworn, declared that se executed the foregoing Articles of Incorporation and that the statements therein are true and correct to the best of her knowledge and belief.

     Witness  my  hand  and  official  seal.

[RAYNETTE  J.  HAMAMOTO
-----------------------
Notary  Public.  [State  of  Hi]

My  commission  expires:                    Address:
03-26-2003                              Waralua,  FCU
-- -------                              -------------
                                        P.O.  Box  800
                                        --------------
                                   Waralua,  Hi  96791
                                   -------------------

     FILED#  C1580799
     JUN  25  1999
     IN  THE  OFFICE  OF
     DEAN HELLER
     DEAN HELLER
     SECRETARY OF STATE

            CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
              BY RESIDENT AGENT

     In the matter of Merlin Software Technologies Inc., 1, Corporation Trust Company of Nevada, hereby state that on June 1 1999, 1 accepted the appointment as resident agent for the above named business entity.

The  street  address  of  the  resident  agent  in  this  state  is  as follows:

One  East  First  Street,  Town  of  Reno,  County  of  Washoe, State of Nevada,
89501          .
-----
CORPORATION  TRUST
COMPANY  OF  NEVADA

[Marcia  J.  Sunahara]
 ---------------------
Signature
MARCIA  J.  SUNAHARA
--------------------
Print  Name
[Special  Assistant  Secretary]
-------------------------------
Title

NAME:  MERLIN  SOFTWARE  TECHNOLOGIES  INC.

FILE  TYPE/NR  C      15807-1999  ST  NEVADA            INC  ON JUN 2S, 1999 FOR
PERPETUAL

     STATUS: ARTICLES FILED           06-25-99     NUMBER OF PAGES FILED:4 KRD
TYPE:     REGULAR
PURPOSE:     ALL  LEGAL  ACTIVITIES
     FILING  FEE  $175.00/FEDX/2CC          CAPITAL:          $60,000
PAR  SHRS:     51,000,000     PAR  VAL:     $.000     NR  NO  PAR  SHRS:
     RA  NBR:          5482
     NO  OFFICERS  LISTED                         ARTICLES  F
RA     CORPORATION  TRUST  CO.  OF NEVADA                    ACCEPTED     062599
     ONE  EAST  FIRST STREET                    RENO                    NV 89501
FILER  VADEN  &  EVANS,  LLC
     68-393  CROZIER  DR               WALALUA          HI  96791
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